UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2013

CITIZENS & NORTHERN CORPORATION

(Exact name of registrant as specified in its charter)

PENNSYLVANIA

(State or other jurisdiction of incorporation)

000-16084	23-2951943
(Commission file number)	(IRS employer ID)

90-92 Main Street, Wellsboro Pennsylvania	16901
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code - (570) 724-3411

N/A

(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 16, 2013, the Board of Directors of Citizens & Northern Corporation (the “Registrant”) adopted amendments to the Registrant’s Bylaws that amended Section 1.1 of Article I (Annual Meeting), Section 2.3 of Article II (Regular Meetings), Section 2.7 of Article II (Mandatory Retirement) and Section 4.5 of Article IV (Secretary) thereof.

The following summarizes the amendments to the Bylaws:

•    Section 1.1 of Article I. Prior to the April 16, 2013 amendments, the Bylaws provided that the annual meeting of shareholders would be held at 2:00 P.M. on the third Tuesday of April of each year. As a result of the April 16, 2013 amendments, the Board of Directors is vested with the discretion to set the date, time and place of the annual meeting of shareholders each year.

•    Section 2.3 of Article II. Prior to the April 16, 2013 amendments, the Bylaws provided that regular meetings of the Board of Directors would be held on the Thursday which first precedes the last Thursday of each month. As a result of the April 16, 2013 amendments, the Board of Directors is vested with the discretion to set the date, time and place of regular monthly meetings of the Board of Directors.

•    Section 2.7 of Article II. Prior to the April 16, 2013 amendments, the Bylaws provided for a mandatory retirement age for Directors and Advisory Board Members of seventy (70) and sixty-eight (68), respectively. The Bylaws also provided that each Director with at least fifteen (15) years of service as a Director who became ineligible to continue services as a Director due to reaching the mandatory retirement age could elect to serve as a Director Emeritus for a three (3) year term. As a result of the April 16, 2013 amendments, no person attaining the age of seventy-two (72) prior to the date of a regular annual meeting of shareholders shall be eligible to continue to serve as a Director beyond such meeting or be elected as a Director at such meeting. Additionally, the references to Advisory Board Members and Directors Emeriti were removed.

•    Section 4.5 of Article IV. The April 16, 2013 amendments modify the references to the Secretary of the Board and Registrant to be gender neutral.

The foregoing description of the amendments to the Registrant’s Bylaws is qualified in its entirety by reference to the full text of the By-Laws, as amended, attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07     Submission of Matters of a Vote of Security Holders

The Annual Meeting of Shareholders of Citizens & Northern Corporation was held on Tuesday, April 16, 2013. The Board of Directors fixed the close of business on February 19, 2013 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. On this record date, there were outstanding and entitled to vote 12,331,554 shares of Common Stock with two issues proposed for vote by the stockholders. A total of 9,117,641 shares of Common Stock were present or represented by proxy at the meeting. This represented approximately 74% of the Corporation’s outstanding Common Stock.

Proposal I- Election of Class II Directors

Voting for the Class II Directors elected to serve for a term of three years is summarized as follows:

R. Bruce Haner
Total Votes in Favor	6,547,709
Total Votes Withheld / Against	247,272
Broker Non-Votes	2,322,660

Susan E. Hartley
Total Votes in Favor	6,551,194
Total Votes Withheld / Against	243,786
Broker Non-Votes	2,322,661

Leo F. Lambert
Total Votes in Favor	6,564,042
Total Votes Withheld / Against	230,938
Broker Non-Votes	2,322,661

Leonard Simpson
Total Votes in Favor	6,561,041
Total Votes Withheld / Against	233,939
Broker Non-Votes	2,322,661

Proposal II – Ratification and Approval of the appointment of the firm of ParenteBeard LLC as independent auditors of the Corporation.

Voting on the requested ratification and approval of the appointment of the firm of ParenteBeard LLC as independent auditors of the Corporation was as follows:

Total Votes in Favor	8,904,098
Total Votes Against	130,561
Total Abstained	82,982
Broker Non-Votes	0

Item 9.01.       Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Bylaws of Citizens & Northern Corporation, as amended through April 16, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Citizens & Northern Corporation

Date: April 19, 2013	By:	/s/ Mark A. Hughes
Mark A. Hughes, Treasurer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Bylaws of Citizens & Northern Corporation, as amended through April 16, 2013.